EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report on the financial statements of HealthTech Corporation dated April 24, 1995, for the year ended December 31, 1994 and to the incorporation by reference of our report into the Company's previously filed registration statement on Form S-8 (File No. 33-92664) and on Form S-3 (File No. 333-1216).


                                                         /s/ Arthur Anderson LLP

Charlotte, North Carolina,
December 20, 1996


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